Exhibit 99.1

ESSA Bancorp, Inc. Elects New Chairman, Appoints Two New Directors

Stroudsburg, PA. – March 28, 2016 – ESSA Bancorp, Inc. (“the Company”) is pleased to announce the election of a new chairman and the appointment of two new members to its Board of Directors. Following the appointment of the two independent directors, the ESSA Bancorp Board has 11 members.

William A. Viechnicki, D.D.S., was named Chairman of ESSA Bancorp’s Board. He has served as a Director of the Company since its formation in 2007. Dr. Viechnicki is a Professor of Orthodontics at Temple University School of Dentistry. He replaces William P. Douglass as Chairman, who recently retired as a Director of the Company.

“We are fortunate to maintain a continuity of experienced leadership on our Board, with our longest serving Director assuming the helm as Chairman,” said Gary S. Olson, President and CEO.

The Company’s Board of Directors appointed Christine Davis Gordon, J.D. and Joseph S. Durkin as Directors, filling vacancies following the retirement of two longstanding Directors, John E. Burrus and John S. Schoonover, Jr.

Gordon is Deputy Chief Compliance Officer with Olympus Corporation of the Americas, responsible for overseeing compliance practices across the Company’s business groups in North America and Latin America, which employ more than 5,000 people. She previously served as a staff attorney with Olympus. Prior to joining Olympus, she was Assistant District Attorney for the Philadelphia District Attorney’s office as a member of the Economic and Cyber Crime Unit Investigations Division and Trial Division. She graduated from Lehigh University in Bethlehem, Pennsylvania and received her law degree from Villanova University.

Durkin is Executive Vice President of Reilly Associates, a firm established in 1930 and headquartered in Pittston, Pennsylvania which provides engineering, environmental, and surveying services to clients. He has overseen engineering projects throughout Pennsylvania and New York. He has provided guidance for project management, engineering, finance, and scheduling among numerous other activities. Durkin previously held analytical and engineering positions with Rohm and Haas Company, FMC Corporation and Chevron Research Company, and is a partner in Northeast Infrastructure LLC, a service disabled veteran owned small business, which provides project development services. He holds a bachelor’s degree in engineering from Princeton University and an MBA from the University of Chicago, and is active in numerous local philanthropic and professional organizations.

“The addition of these two individuals reflects our commitment to a strong Board of independent directors that reflects a wide range of business and financial expertise and a familiarity with the markets we serve,” explained Olson. “We look forward to their contributions.”

About the Company:

ESSA Bancorp, Inc. is the holding company for its wholly-owned subsidiary, ESSA Bank & Trust, which was formed in 1916. Headquartered in Stroudsburg, Pennsylvania, the Company has total assets of $1.8 billion and has 28 community offices throughout the Greater Pocono, Lehigh Valley, Scranton/Wilkes-Barre, and suburban Philadelphia areas. ESSA Bank & Trust offers a full range of commercial and retail financial services, insurance, investment, and trust solutions. ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA”.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

Date:	March 28, 2016
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531